ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT

     THIS ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT (this "Agreement") is made by and among Sun Northland, LLC, as assignee (the "Assignee"), Wells Fargo Bank Minnesota, National Association, Endeavor, L.L.C., Bank One Wisconsin, and M&I Marshall & Ilsley Bank (each an "Assignor," and collectively the "Assignors"). Unless otherwise defined herein or the context otherwise requires, terms used herein shall have the meanings provided in the Credit Agreement (defined below).

     WHEREAS, each of the the Assignors are party to a certain Credit Agreement dated as of March 15, 1999 (together with all amendments, supplements, restatements and other modifications from time to time made thereto, the "Credit Agreement") among Northland Cranberries, Inc., a Wisconsin corporation (the "Borrower"), each of the banks from time to time a party to the Credit Agreement (herein collectively the "Banks" and each individually a "Bank"), and US National Bank Association (formerly known as Firstar Bank, N.A.), as agent for itself and the other Banks (the "Agent") pursuant to which each Assignor in its capacity as a Bank made certain Revolving Credit Loans and issued and/or participated in the issuance of certain L/Cs; and

     WHEREAS, each Assignor desires to sell, assign and transfer, without recourse to such Assignor, all of its Revolving Credit Loans and L/Cs participations, together with all accrued and unpaid interest thereon and certain other rights with respect thereto, to Assignee, as more specifically set forth herein, and the Assignee desires to purchase such Revolving Credit Loans and L/C participations and other rights and assume all obligations of the Assignors thereunder.

     NOW THEREFORE, in consideration of the premises and covenants contained herein, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Assignment. On the Settlement Date, in exchange for the consideration set forth opposite such Assignor's name in the table set forth in paragraph 2 hereof, each Assignor will hereby sell, transfer and assign, without recourse and without any representation or warranty whatsoever, except as specifically set forth in this Agreement, to Assignee all of its Revolving Credit Loans and L/C participations, together with any rights to accrued and unpaid interest (including default interest) thereon, fees, indemnities or any other amounts due and owing by the Borrower or its Subsidiaries to the Banks pursuant to the Credit Agreement or any other Loan Document and any other rights such Assignor may have against the Borrower or its Subsidiaries, their officers, directors, shareholders or advisors or with respect to any Collateral pursuant to any Loan Document or otherwise, except the right to reimbursement for legal fees incurred through the Settlement Date, as more specifically set forth in paragraph 10 hereto, and Assignee will purchase and assume each of such Assignor's rights thereunder.

     2. Consideration. In exchange for the assignment and transfer of Revolving Credit Loans and L/C participations and other rights set forth in paragraph 1 hereof, Assignee, or its


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permitted assigns pursuant to paragraph 8 hereto, shall deliver on the
Settlement Date to each of the Assignors the cash consideration set forth below opposite such Assignor's name:

     -------------------------------------------------    ------------------
     Name of Bank                                         Cash Consideration
     -------------------------------------------------    ------------------
     Wells Fargo Bank Minnesota, National Association         $8,065,000
     -------------------------------------------------    ------------------
     Endeavor, L.L.C.                                         $4,840,000
     -------------------------------------------------    ------------------
     Bank One Wisconsin                                       $4,840,000
     -------------------------------------------------    ------------------
     M&I Marshall & Ilsley Bank                               $3,225,000
     -------------------------------------------------    ------------------

     3. Settlement Procedures. The effective date of this Agreement (the "Settlement Date") shall be the date upon which (i) this Agreement is executed by all Assignors and by Assignee and (ii) Assignee, or its permitted assigns pursuant to paragraph 8 hereto, has delivered the cash consideration (in immediately available funds) to each of the Assignors in accordance with paragraph 2 hereof. In no event shall the Settlement Date be later than 2 p.m.(central time) on November 5, 2001.

     4. Certain Representations, Warranties and Consents by Assignors. Each Assignor hereby represents and warrants that it is the legal and beneficial owner of the Revolving Credit Loans and L/C participations and other rights being assigned hereunder and that such interest is free and clear of any adverse claim. Each Assignor hereby consents to (i) the assignments made hereunder by each other Assignor and (ii) the assignments made to Assignee by the other Banks not Assignors hereunder pursuant to separate assignment agreements, in each case, notwithstanding anything to the contrary contained in Section 10.3 and
Section 10.14 of the Credit Agreement or in any other Loan Document. Assignee hereby represents and warrants that the assignments contemplated herein have been consented to by the other Banks not Assignors hereunder.

     5. Further Assurances. Each of the undersigned, at any time and from time to time upon the written request of any other of the undersigned, shall execute and deliver such further documents and do such further acts and things as such party may reasonably request in order to effect the purpose of this Agreement.

     6. Counterparts: Governing Law. This Agreement may be executed in any number of counterparts by the parties hereto, each of which counterparts shall be deemed to be an original and all of which shall together constitute one and the same agreement. Matters relating to this Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, without regard to conflicts of law principles.

     7. Assignee Acknowledgement. The Assignee acknowledges and confirms that it has received a copy of the Credit Agreement and all other Loan Documents, and all instruments and agreements referred to in the Credit Agreement and agrees to be bound by such instruments and agreements. Assignee has made its own investigation of the Borrower and has made its decision to enter into this transaction without reliance on any statements, representations or opinions of the Assignors with respect to the Borrower's' financial condition or performance or any other matter relating to the Borrower.


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


     8. Assignments. Each of the Assignors hereby agree that Assignee may assign any or all of its rights and obligations under this Agreement to any third party, including, without limitation, to the Borrower, including on or prior to the Settlement Date, without consent of the Assignors notwithstanding
Section 10.3 or Section 10.14 of the Credit Agreement or any other prohibition on assignment contained in any Loan Document or any other agreement executed in connection therewith.

     9. Release. Each of the Assignors hereby agrees that, upon receipt of the consideration set forth in paragraph 2 hereto and the reimbursement of the fees and expenses under paragraph 10 hereto on the Settlement Date, it shall have no rights or claims against the Borrower, any of its Subsidiaries or any of their parent corporations, affiliates, insurers, indemnitors, successors, assigns, advisors, shareholders, together with all present and former officers, employees and directors (collectively the "Releasees") with respect to all claims, demands, causes of action of any kind, nature or description, whether arising in law or in equity which Assignors had had, or now has, or has made claim to have against any Releasee arising from the transactions contemplated under the Credit Agreement or any other Loan Document whether such claims, demands and causes of action are matured or unmatured, liquidated or unliquidated or known or unknown, and each Assignor hereby waives its right to sue, make any claim or take any action against any Releasee with respect thereto. The foregoing release excludes, and does not in any way release or affect, any liability or obligation of (a) Borrower to M&I Marshall & Ilsley Bank under that certain guaranty dated May 13, 1997 (as amended) executed by Borrower in favor of M&I Mid State Bank and (b) any of the Releasees to M&I Marshall & Ilsley Bank or its affiliates under that certain Agreement dated as of August 25, 2000 between Teske-Rayala Cranberry Co., R. Teske Farms, Inc., Richard P. Teske, Karen A. Teske and M&I Mid State Bank, all such rights being specifically retained by M&I Marshall & Ilsley Bank against such Releasees.

     10. Fees and Expenses. On the Settlement Date, the Assignee hereby agrees to reimburse each Assignor for its (i) reasonable unreimbursed legal fees and expenses incurred in connection with the Credit Agreement (provided that such fees and expenses shall not significantly exceed the estimates set forth in those certain letter agreements between each Assignor and Assignee describing the basic terms of this Agreement) and (ii) reasonable legal fees and expenses incurred in connection with the negotiation of this Agreement.



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



     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Settlement Date set forth above.




Assignee:                                   SUN NORTHLAND, L.L.C.

                                            By:  /s/
                                                --------------------------------
                                            Its:
                                                --------------------------------


Assignors:                                  WELLS FARGO  BANK MINNESOTA,
                                            NATIONAL ASSOCIATION

                                            By:  /s/
                                                --------------------------------
                                            Its:
                                                --------------------------------


                                            ENDEAVOR, LLC

                                            By:  /s/
                                                --------------------------------
                                            Its:
                                                --------------------------------


                                            BANK ONE WISCONSIN

                                            By:  /s/
                                                --------------------------------
                                            Its:
                                                --------------------------------


                                            M&I MARSHALL & ILSLEY BANK

                                            By:  /s/
                                                --------------------------------
                                            Its:
                                                --------------------------------


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


                      ACKNOWLEDGEMENT, CONSENT AND RELEASE

     Northland Cranberries, Inc. hereby acknowledges the foregoing Assignment, Assumption and Release Agreement and consents to the assignments and other actions by the Assignors thereunder, notwithstanding any provisions of the Credit Agreement to the contrary.

     Northland Cranberries, Inc. hereby absolutely and unconditionally releases and forever discharges the Assignors and any and all participants, parent corporations, subsidiary, affiliated corporations, insurers, indemnitors, successors and assigns, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of actin of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Northland Cranberries, Inc. has had, or now has, or has made claim to have against any such person or entity for or by reason of any act, omission, matter, cause or thing whatsoever arising from the transactions contemplated under the Loan Documents to and including the date of this Acknowledgement, Consent and Release, whether such claims, demands and causes of action are matured or unmatured, liquidated or unliquidated or known or unknown, and Northland Cranberries, Inc. hereby waives its right to sue, make any claim or take any action against any Assignor with respect thereto.

November 6, 2001                            NORTHLAND CRANBERRIES, INC.


                                            By:  /s/
                                                --------------------------------
                                            Its:
                                                --------------------------------




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